Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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TIVO

INTERACTIVE PROGRAM GUIDE

LICENSE AGREEMENT

This Interactive Program Guide License Agreement (“AGREEMENT”), having an effective date of June 6, 2003 (“EFFECTIVE DATE”), is entered into by and between Gemstar – TV Guide International, Inc., including all of its SUBSIDIARIES (hereinafter collectively referred to as “GEMSTAR”), and TiVo Inc., including all of its SUBSIDIARIES (hereinafter collectively referred to as “TIVO”); hereinafter sometimes individually referred to as a “PARTY” or collectively to as the “PARTIES”, who agree as follows:

SECTION 1.0

RECITALS

1.1	GEMSTAR develops, licenses, sells and supports systems and methods relating to the provision of schedule and programming information to END-USERS via INTERACTIVE PROGRAM GUIDES.

1.2	GEMSTAR represents that it is the owner, assignee or agent of the right, title and interest in and to certain technology and intellectual property, including IPG-RELATED PATENTS, which, without limitation, relates to INTERACTIVE PROGRAM GUIDES and the transmission and receipt of information, data and services which enable END-USERS to, among other things, interact with, automatically store and recall program related identification information and interact with, automatically capture, descramble, store, recall other auxiliary information or communicate with products such as video recorders, televisions, or other audio-visual or communication or storage devices.

1.3	TIVO desires certain IPG-RELATED PATENT rights from GEMSTAR in connection with making INTERACTIVE PROGRAM GUIDES using GEMSTAR IPG-RELATED PATENTS available to consumers through TIVO PVR DEVICES marketed in the TERRITORY.

1.4	GEMSTAR, subject to the terms and conditions of this AGREEMENT, is prepared to provide certain IPG-RELATED PATENT rights related to INTERACTIVE PROGRAM GUIDES to TIVO, for TIVO’S implementation in TIVO PVR DEVICES and the TIVO SERVICE.

1.5	TIVO and GEMSTAR desire to dismiss and forever release and discharge certain pending legal actions by and between TIVO and StarSight Telecast, Inc., a GEMSTAR SUBSIDIARY.

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SECTION 2.0

DEFINITIONS

2.1	“ADVERTISING REVENUE” shall mean the [*] of [*] revenues determined under generally accepted accounting principles for [*] (including, without limitation, [*] and the like using any currently existing or subsequently development [*] media) in or on GEMSTAR AUTHORIZED TIVO IPGs, minus (i) [*], not to exceed then current industry market rates; and (ii) [*].

2.2	“BRANDS” shall mean all brands owned and/or controlled by TIVO. The initial list of TIVO brands is listed in SCHEDULE A herein, which may be updated from time to time by TIVO.

2.3	“CALENDAR YEAR” shall mean a period of twelve (12) months commencing January 1 and ending December 31 of each year.

2.4	“CAPABLE”: For the purposes of this AGREEMENT, a device shall be considered “CAPABLE” of supporting an INTERACTIVE PROGRAM GUIDE if (a) an IPG is active and deployed on or through the device, or (b) such device contains an operating system and software which can enable such device to substantially perform the functions of an IPG, regardless of whether such IPG is embedded within such device at the time of TRANSFER, or subsequently downloaded to the device after TRANSFER.

2.5	“CONTROL(LED)” shall mean the power to direct or cause the direction of the management or policies of such entity, directly or indirectly through the majority ownership of voting shares.

2.6	“DIGITAL VIDEO DISK” or “DVD” shall mean a video programming recording and/or playback device capable of recording and/or playing video programming stored on a removable optical or opto-magnetic recording medium.

2.7	“DIRECT BROADCAST SATELLITE SYSTEM” or “DBS SYSTEM” shall mean the Hughes/DIRECTV direct broadcast satellite network, which distributes video television programming to DIRECTV SET-TOP BOXES compatible with such a satellite system.

2.8	“DIRECTV” shall mean DIRECTV, Inc., having an office as of the EFFECTIVE DATE at 2230 East Imperial Hwy., El Segundo, California 90245, which owns and/or operates the DBS SYSTEM.

2.9	“DIRECTV SET-TOP BOX(ES)” shall mean a set-top box which tunes and/or decodes any DIRECTV transmitted source of digitally encoded video programming.

2.10	“END-USER(S)” shall mean a person who obtains software and/or hardware at RETAIL for their own use, which may include gifting and resale.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.11	“EXISTING GEMSTAR IPG LICENSEE(S)” shall mean:

[*]; or

[*].

2.12	“EXISTING TIVO LICENSEE(S)” shall mean [*].

2.13	“GEMSTAR AUTHORIZED TIVO IPG(S)” shall mean a TIVO IPG that (a) is branded or co-branded with the TV GUIDE mark (or other mark designated by GEMSTAR as agreed to by TIVO) (collectively the “GEMSTAR MARK”) in the manner set forth in this AGREEMENT, and (b) includes GEMSTAR’s standard patent markings in the manner set forth in this AGREEMENT. The PARTIES agree and acknowledge that TIVO or any other entity may provide the data that populates the GEMSTAR AUTHORIZED TIVO IPG.

2.14	“GEMSTAR IPG-RELATED PATENTS” shall mean

(a) US Patent No. 4,706,121; and

(b) any and all IPG-RELATED PATENTS which GEMSTAR or any of its SUBSIDIARIES owns as of the EFFECTIVE DATE or thereafter during the TERM; and

(c) any and all other IPG-RELATED PATENTS under which GEMSTAR during the TERM obtains the right to grant licenses to third parties, provided such right to grant licenses is consistent with the scope of the grants set forth in this AGREEMENT.

The term “GEMSTAR IPG-RELATED PATENTS” shall not apply with respect to any claim of any patent not owned by GEMSTAR or a GEMSTAR SUBSIDIARY in which GEMSTAR obtains rights before, on or after the EFFECTIVE DATE if a grant of a license or the exercise of rights thereunder would result in the payment of royalties, or other consideration, or result in the loss of any rights in such patent, by GEMSTAR, except for:

(x) payments among GEMSTAR entities, such as payments to GEMSTAR by a GEMSTAR SUBSIDIARY, or

(y) payments to a GEMSTAR SUBSIDIARY by GEMSTAR, or

(z) payments to third parties for inventions made by said third parties while employed by GEMSTAR or by a GEMSTAR SUBSIDIARY.

An initial list of GEMSTAR patents, including GEMSTAR IPG-RELATED PATENTS and certain other patents currently owned or licensed by GEMSTAR has been provided as SCHEDULE C in response to a request by TIVO. TIVO agrees and acknowledges that the inclusion of any patent on SCHEDULE C is not

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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a representation by GEMSTAR that such patent is an IPG-RELATED PATENT or that such patent is licensed under this AGREEMENT. Furthermore, TIVO agrees and acknowledges that SCHEDULE C may include patents which are not IPG-RELATED PATENTS, is provided solely for illustration purposes, and the rights TIVO has under the GEMSTAR patents shall be governed solely by the terms, conditions and provisions of this AGREEMENT, exclusive of SCHEDULE C. Additionally, GEMSTAR agrees and acknowledges that the exclusion of certain patents from SCHEDULE C does not by necessity indicate that such omitted patents are not GEMSTAR IPG-RELATED PATENTS, and the rights TIVO has under the GEMSTAR patents shall be governed solely by the terms, conditions and provisions of this AGREEMENT, exclusive of SCHEDULE C.

2.15	“INITIAL ACTIVATION” shall mean the first (and only the first) access to the TIVO SERVICE by a TIVO PVR DEVICE (including TIVO PVR DEVICES refurbished and resold by TIVO) during which such TIVO PVR DEVICE receives television program schedule information that populates the GEMSTAR AUTHORIZED TIVO IPG, in any way and for any length of time.

2.16	“INTERACTIVE PROGRAM GUIDE” or “IPG” shall mean any electronic program guide which allows selective access to television program schedule information (regardless of the specific presentation of the television program schedule information), combined with the television program schedule information that populates the program guide.

2.17	“IPG-RELATED PATENTS” shall mean claims in patents or patent applications covering one or more features or functions which can be added to a product or service by which an END-USER is provided with the ability to:

(a) access listings for television programming services, whether scheduled, delivered on demand, or time-delayed (e.g., broadcast, cable, satellite, PPV, VOD, PVR), or descriptive information for such programs presented, selected by or displayed in real-time response to such user action, including but not limited to episodic information, editorials, reviews, recommendations, previews and/or promotional information, advertisements, videos or graphics, interviews, and other similar information or content;

(b) navigate interactively through such listings and information as part of viewing such listing and information; and

(c) access such television programming services directly from said listings utilizing such product or service, including but not limited to, methods such as infra-red (IR) “blasting”,

in each instance in (a) through (c), regardless of whether the listings or information is delivered over the air, through a cable television system, satellite transmission, wireless transmission, via the Internet or any other method existing as of the EFFECTIVE DATE or thereafter created; and

in each instance in (a) through (c), regardless of whether the listings or information is presented as text, graphics, audio, video or otherwise.

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Notwithstanding the foregoing, the PARTIES agree and acknowledge that, for the purposes of this AGREEMENT only, IPG-RELATED PATENTS shall specifically exclude claims in patents and patent applications covering one or more features or functions that can be added to a product or service by which an END-USER is provided with the ability to:

(i) record one or more programs;

(ii) record one or more programs while playing back another program or watching a program as it is recording (i.e., time-shifting);

(iii) schedule multiple or repeated recordings;

(iv) control information in a digital device wherever such device is located including, but not limited to, pausing, rewinding, fast-forwarding, playing, playing faster, playing slower, instantly replaying, jumping, skipping, and playing in reverse such information;

(v) store, edit, manipulate, process or synchronize, deliver, stream, receive, or transmit information;

(vi) access information either in response to user action or not in response to user action, including but not limited to, preference engine or collaborative filtering technology; or

(vii) allow the exchange of information over a network,

in each instance in (i) through (vii), regardless of whether the information is delivered over the air, through a cable television system, satellite transmission, wireless transmission, via the Internet or any other method existing as of the EFFECTIVE DATE or thereafter created; and

in each instance in (i) through (vii), regardless of whether the information is presented as text, graphics, audio, video or otherwise.

2.18	“PERSONAL COMPUTER” shall mean any multi-purpose computing device which takes the form of a stand-alone unit designed for general purpose computing, which shall at least include means of supporting word processing, spreadsheet processing and database processing. A PERSONAL COMPUTER shall also include any device or software which is used in conjunction with such computing device to provide or incorporate television reception features or an IPG, including but not limited to television tuner cards.

2.19	“PERSONAL VIDEO RECORDER(S)” or “PVR(S)” shall mean a device which is or incorporates a hard disk drive, solid state memory or other similar fixed or non-removable similar storage means that enables an END-USER to select upcoming video programming for recording on such memory, select recorded programs for playback from such memory, and/or pause, rewind and playback live broadcasts using such memory.

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2.20	“PROSPECTIVE GEMSTAR IPG LICENSEE(S)” shall mean [*].

2.21	“PVR DEVICES” shall mean a PVR or the combination of a PVR with following devices (where “combination” means permanently embedded within the device or otherwise connected (whether wirelessly, physically or otherwise) to the device): (a) DVD recorders; (b) DVD players; (c) audio jukeboxes; (d) video game consoles; (e) automobile entertainment/navigation systems; (f) TELEVISIONS; (g) D-VHS recorders; (h) home entertainment receivers; (i) portable audio/visual products; and (j) home theatre in the box products. For purposes of clarity, PVR DEVICES include devices built pursuant to the Memorandum of Understanding Among Cable MSOs and Consumer Electronics Manufacturers dated December 12, 2002, as may be revised, and similar devices TRANSFERRED through RETAIL. PVR DEVICES shall not include [*], DIRECTV SET-TOP BOXES, or any other SERVICE PROVIDER provisioned set-top box, regardless of whether any such device [*]. With respect to [*], GEMSTAR represents to TIVO that GEMSTAR has a specific and certain agreement regarding [*] (the “[*] AGREEMENT”) and such agreement [*]. Relying upon and on the basis of such representations, TIVO acknowledges and agrees that PVR DEVICES shall not include [*] but only for so long as [*]. GEMSTAR acknowledges and agrees that upon any termination, expiration or modification [*] of the [*] AGREEMENT whereby [*], GEMSTAR shall promptly notify TIVO of such occurrence and PVR DEVICES shall be deemed to include [*].

2.22	“RETAIL” shall mean the TRANSFER of product and/or services via retail channels of distribution (e.g., retail outlets, mail order catalogs, television shopping channels, department stores or via the Internet) directly to an END-USER or to wholesale distribution channels who subsequently sell via retail directly to END-USER(S). RETAIL as used in this AGREEMENT expressly excludes sales directly by TIVO to SERVICE PROVIDERS.

2.23	“SERVICE PROVIDER(S)” shall mean any video distribution system or video distribution network (that provides, over or through such system or network, video programming services alone or together with other services) to users (such as residences and commercial establishments) typically for a subscription fee, regardless of the transmission methodology (e.g., analog, digital, cable, satellite, wireless, Internet or other form existing as of the EFFECTIVE DATE or thereafter created), including but not limited to, for example, the providers of television programming services such as cable television companies, direct to home satellite providers.

2.24

“SUBSIDIARY(IES)” shall mean any corporation, company, or other entity: (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other such managing authority) are, as of the EFFECTIVE DATE or thereafter, owned or CONTROLLED, directly or indirectly by a PARTY hereto, but such corporation, company, or other entity shall be considered to be a SUBSIDIARY only so long as such ownership or CONTROL exists; or (ii) which does not have outstanding shares or securities, as may be the

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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case with a partnership, joint venture, or unincorporated association, but more than 50% of whose ownership interest representing the right to make decisions for such corporation, company, or other entity is, as of the EFFECTIVE DATE or thereafter, owned or CONTROLLED, directly or indirectly by a PARTY hereto, but such corporation, company, or other entity shall be considered to be an SUBSIDIARY only so long as such ownership or CONTROL exists.

2.25	“TELEVISION(S)” shall mean television, television receivers, and television combination devices; the foregoing consisting of or designed for connection with a video display screen and which are capable of receiving and/or displaying television video programming signals in analog or digital format.

2.26	“TERRITORY” shall mean the geographic area located within the boundaries of the United States and Canada.

2.27	“THIRD PARTY BRAND(ED)” shall mean a brand owned and/or controlled by [*], such brand being other than a TIVO brand, under which PVR DEVICES are manufactured and sold, and which may be [*] as BRAND under which [*] such PVR DEVICES as authorized under Section 3.1(b) of this AGREEMENT. [*] may [*] SCHEDULE A as to such [*] only if [*] such PVR DEVICES as authorized under Section 3.1(b) of this AGREEMENT.

2.28	“TIVO IPG(S)” shall mean an IPG specified by TIVO and provided in connection with the TIVO SERVICE for use with, and only used with, a TIVO PVR DEVICE. TIVO IPG shall not mean an IPG specified by or intended for use outside of the TIVO SERVICE, nor shall it mean an IPG specified by or intended for use with any other service, including but not limited to any [*], [*], or any other [*].

2.29	“TIVO PVR DEVICE(S)” shall mean PVR DEVICES which incorporate the TIVO TECHNOLOGY, deploy, or are CAPABLE of supporting, a GEMSTAR AUTHORIZED TIVO IPG, and which are sold at RETAIL under (a) the BRANDS (and not under any third party brand or co-brand) or (b) under THIRD PARTY BRANDS.

2.30	“TIVO PVR TECHNOLOGY” shall mean TIVO TECHNOLOGY that does not include the delivery of any electronic program guide which allows selective access to television program schedule information (regardless of the specific presentation of the television program schedule information) or the delivery of television program schedule information.

2.31	“TIVO SERVICE” shall mean the TIVO branded service provided by TIVO that requires INITIAL ACTIVATION by an END-USER and includes (a) GEMSTAR AUTHORIZED TIVO IPG, (b) Showcases, (c) software upgrades to support the TIVO TECHNOLOGY, and (d) the ability to upgrade to a service with additional features and functionality offered by TIVO. TIVO SERVICE may include the ability for an END USER to interact with a TIVO PVR DEVICE remotely via the Internet (which may be accessed via a PERSONAL COMPUTER) or other means.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.32	“TIVO TECHNOLOGY” shall mean client- and server-based technology that enables any combination of the following: (a) [*]; (b) [*]; and (c) [*]. For the avoidance of doubt, TIVO TECHNOLOGY shall not include any technology that solely enables the capability specified in [*] of this section.

2.33	“TRANSFERRED” or “TRANSFER” shall mean (i) deliver(ed) to other(s) in the TERRITORY, regardless of the basis of compensation, if any, (e.g., demonstration models, consignment or by gift) and/or (ii) sold and/or delivered in combination with other products in the TERRITORY.

SECTION 3.0

GRANTS AND TIVO OBLIGATIONS

3.1	GEMSTAR IPG-RELATED PATENTS GRANTS.

(a) TIVO PVR DEVICES. GEMSTAR grants to TIVO for the TERM, subject to TIVO’s continued compliance with the terms and conditions set forth herein:

(i) a worldwide, non-exclusive, nontransferable (except as set forth in Section 10.11) manufacturing right, under the GEMSTAR IPG-RELATED PATENTS, to make and have made TIVO PVR DEVICES;

(ii) a non-exclusive, nontransferable (except as set forth in Section 10.11) right, under the GEMSTAR IPG-RELATED PATENTS to import, sell, lease, offer to sell or otherwise TRANSFER such TIVO PVR DEVICES, and only in conjunction with such TIVO PVR DEVICES, the GEMSTAR AUTHORIZED TIVO IPG, and the TIVO SERVICE within the TERRITORY;

(iii) a non-exclusive, nontransferable (except as set forth in Section 10.11) right, under the GEMSTAR IPG-RELATED PATENTS to use, and have END-USERS use, the TIVO PVR DEVICES, and, only in conjunction with such TIVO PVR DEVICES, the GEMSTAR AUTHORIZED TIVO IPG, and the TIVO SERVICE within the TERRITORY; and

(iv) the limited right to sublicense the rights granted to TIVO under Sections 3.1(a)(i), 3.1(a)(ii), and 3.1(a)(iii) above to [*] in accordance with Section 3.1(b)(i), to [*] in accordance with Section 3.1(b)(ii), to [*] in accordance with Section 3.1(b)(iii) and to [*] in accordance with Section 3.1(b)(iv). Except as expressly set forth in this Section 3.1, no sublicense rights are granted by GEMSTAR to TIVO under this AGREEMENT.

(b) [*] PVR DEVICES.

(i) [*]. For a [*] of [*] immediately [*] (the “SECTION 3.1(b)(i) [*]”), [*] may seek to obtain a separate license agreement directly with each [*] for [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG. The PARTIES

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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acknowledge and agree that [*] may enter into each such separate license agreement on terms and conditions within [*] discretion; provided that:

(A) the terms and conditions of each such license agreement shall expressly allow the [*] to incorporate the GEMSTAR AUTHORIZED TIVO IPG into [*] PVR DEVICES and shall include the right to co-brand such [*] PVR DEVICES with the TIVO BRAND;

(B) the economic terms and conditions of each such license agreement relating to the [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG shall be on terms and conditions no less favorable than those terms provided to such [*] for PVR DEVICES (or if PVR DEVICES are not specifically licensed, consumer electronics products) incorporating [*];

(C) each such separate license agreement shall provide that all [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG are [*] with any [*] product under such agreement in [*] applicable to such products incorporating [*]; and

(D) each such separate license agreement terms shall be made available for all such [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG for the TERM of this AGREEMENT.

If [*] enters into such separate license agreement with an [*], [*] shall (Y) notify [*] within fifteen (15) business days of the effective date of such license agreement in writing, copying the [*], that such license agreement has been entered into, and such writing shall expressly confirm that all conditions (A)-(D) in Section 3.1(b)(i) are present in such license agreement, and (Z) seek payment of all applicable IPG-related fees for such [*] PVR DEVICES, including without limitation fees related to the GEMSTAR AUTHORIZED TIVO IPG, from [*]. [*] shall not be [*] for, or to create any reports regarding, [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG. Once such separate license agreement is executed, GEMSTAR agrees to generally and specifically release TIVO from any prior or future acts of infringement relating to the manufacture, import, sale, lease, offer for sale, TRANSFER, or use of the GEMSTAR AUTHORIZED TIVO IPG in such [*] PVR DEVICES (and the IPG features or functionality in the TIVO SERVICE provided to such products) TRANSFERRED under such license agreement.

If [*] does not enter into such separate license agreement with an [*] within the SECTION 3.1(b)(i) [*], or upon [*] written notification to [*] that [*] elects not to seek to obtain a separate license agreement with [*], then [*] pay to [*]:

(E) the PER UNIT FEE specified in Section 4.1 for the [*] of [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG that perform INITIAL ACTIVATION during the TERM in the TERRITORY as if such [*] PVR DEVICES were TIVO PVR DEVICES (for the avoidance of doubt, the [*] of [*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG that perform INITIAL ACTIVATION during the TERM in the TERRITORY shall be calculated on a [*] basis for [*]); and

(F) the PER UNIT FEE specified in Section 4.1 plus the [*] FEE specified in Section 4.3 for all [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG over [*] that perform INITIAL ACTIVATION during the TERM in the TERRITORY as if such [*] PVR DEVICES were [*] PVR DEVICES.

[*] shall report all such [*] PVR DEVICES for which [*] pays the PER UNIT FEE pursuant to Section 5.3(a). [*] may sublicense the rights granted under Section 3.1(a)(i), 3.1(a)(ii) and 3.1(a)(iii) above to such [*] consistent with the terms and conditions of this AGREEMENT. Subsequent activations of the same [*] PVR DEVICES (excluding products refurbished and resold by [*]) do not require payment of any additional fee. Provided [*] pays the PER UNIT FEE and [*] FEE for such [*] PVR DEVICES then, except as expressly set forth in this Section 3.1(b)(i) and Section 3.2, the terms and conditions of this AGREEMENT applicable to TIVO PVR DEVICES shall be applicable to [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG, and shall be deemed to have applied during the SECTION 3.1(b)(i) [*], so long as [*] pays the [*] fees timely upon [*] of the SECTION 3.1(b)(i) [*]. [*]

(ii) [*]. In the event [*] has or elects to enter into an agreement with an [*], then upon [*] or such [*] request, [*] agrees to offer and provide to [*] IPG license rights for [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG for the TERM of this AGREEMENT. The PARTIES acknowledge and agree that [*] may enter into each such separate license agreement on terms and conditions within [*] discretion; provided that:

(A) the terms and conditions of each such license agreement shall expressly allow the [*] to incorporate the GEMSTAR AUTHORIZED TIVO IPG into [*] PVR DEVICES and shall include the right to co-brand such [*] PVR DEVICES with the TIVO BRAND;

(B) the economic terms and conditions of each such license agreement relating to the [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG shall be on terms and conditions no less favorable than those terms provided to [*] for PVR DEVICES (or if PVR DEVICES are not specifically licensed, consumer electronics products) incorporating any GEMSTAR IPG;

(C) each such separate license agreement shall provide that all [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG are [*] with any [*] product under such agreement in [*] applicable to such products incorporating [*]; and

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(D) each such separate license agreement terms shall be made available for all such [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG for the TERM of this AGREEMENT.

If [*] enters into such separate license agreement or extends such license rights under an existing agreement with an [*], [*] shall (Y) notify [*] within fifteen (15) business days of the effective date of such license agreement in writing, copying the [*], that such license agreement or license right extension has been entered into or been granted, and such writing shall expressly confirm that all conditions (A)-(D) in Section 3.1(b)(ii) are present in such license agreement or license rights, and (Z) seek payment of all applicable IPG-related fees for such [*] PVR DEVICES, including without limitation fees related to the GEMSTAR AUTHORIZED TIVO IPG, from [*] and [*] shall not be [*] for, or to report, any [*] PVR DEVICES TRANSFERRED by [*]. Once such license agreement is executed, GEMSTAR agrees to generally and specifically release TIVO from any prior or future acts of infringement relating to the manufacture, import, sale, lease, offer for sale, TRANSFER, or use of the GEMSTAR AUTHORIZED TIVO IPG in, such [*] (and the IPG features or functionality in the TIVO SERVICE provided to such products) TRANSFERRED under such license agreement.

If [*] does not enter into such separate license agreement with an [*] within a [*] of [*] (“SECTION 3.1(b)(ii) [*]”), or upon [*] notification to [*] that [*] elects not to seek to obtain a separate license agreement with such [*] then [*] pay to [*] the PER UNIT FEE specified in Section 4.1 plus the [*] FEE specified in Section 4.3 for all [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG that perform INITIAL ACTIVATION during the TERM in the TERRITORY as if such [*] PVR DEVICES were [*] PVR DEVICES. [*] may sublicense the rights granted under Section 3.1(a)(i), 3.1(a)(ii), and 3.1(a)(iii) above to such [*] consistent with the terms and conditions of this AGREEMENT. Subsequent activations of the same [*] PVR DEVICES (excluding products refurbished and resold by [*]) do not require payment of any additional fee. Provided [*] pays the PER UNIT FEE and [*] FEE for such [*] PVR DEVICES then, except as expressly set forth in this Section 3.1(b)(ii) and Section 3.2, the terms and conditions of this AGREEMENT applicable to TIVO PVR DEVICES shall be applicable to [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG, and shall be deemed to have applied during the SECTION 3.1(b)(ii) [*], so long as [*] pays the [*] fees timely upon [*] of the SECTION 3.1(b)(ii) [*]. [*]

TIVO agrees and acknowledges that any agreement that it enters into with an [*] with respect to the deployment of the GEMSTAR AUTHORIZED TIVO IPG on [*] PVR DEVICES shall:

(E) not indemnify such [*] against claims by GEMSTAR for infringement of GEMSTAR IPG-RELATED PATENTS or any fees due and payable to GEMSTAR for the deployment of such GEMSTAR AUTHORIZED TIVO IPG; and

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(F) expressly state in such agreement that such GEMSTAR AUTHORIZED TIVO IPG is being provided by TIVO without a license from GEMSTAR and that such [*] acknowledges that it may need to obtain a separate license agreement with respect to the deployment of such GEMSTAR AUTHORIZED TIVO IPG.

(iii) [*]. As to a third-party that is a [*], the PARTIES agree and acknowledge that [*] shall have an [*] from [*] to finalize any [*] with such third-party [*]. If [*] enters into a license agreement with such [*], [*] shall notify [*] within fifteen (15) business days of the date that such agreement is made public. If [*] desires to enter into a license agreement with a [*], [*] pay to [*] the PER UNIT FEE specified in Section 4.1 plus the [*] FEE specified in Section 4.3 for all [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG that perform INITIAL ACTIVATION during the TERM in the TERRITORY as if such [*] PVR DEVICES were [*] PVR DEVICES. [*] may sublicense the rights granted under Section 3.1(a)(i), 3.1(a)(ii), and 3.1(a)(iii) above to such [*] consistent with the terms and conditions of this AGREEMENT. Subsequent activations of the same [*] PVR DEVICES (excluding products refurbished and resold by [*]) do not require payment of any additional fee. Provided [*] pays the PER UNIT FEE and [*] FEE for such [*] PVR DEVICES, except as expressly set forth in this Section 3.1(b)(iii) and Section 3.2, the terms and conditions of this AGREEMENT applicable to TIVO PVR DEVICES shall be applicable to [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG.

(iv) [*]. As to a third-party that is not (A) [*]; (B) [*]; or (C) [*], [*] shall notify [*] that it has publicly announced, executed, or intends to execute, an agreement with such [*] and [*] shall confirm whether such [*] is, as of the date of such notification, [*].

[*] pay to [*] the PER UNIT FEE specified in Section 4.1 for all [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG that perform INITIAL ACTIVATION during the TERM in the TERRITORY as if such [*] PVR DEVICES were TIVO PVR DEVICES. [*] shall [*] all such [*] PVR DEVICES for which [*] pays the PER UNIT FEE pursuant to Section [*]. [*] may sublicense the rights granted under Section 3.1(a)(i), 3.1(a)(ii) and 3.1(a)(iii) above to such [*] consistent with the terms and conditions of this AGREEMENT. Subsequent activations of the [*] PVR DEVICES (excluding products refurbished and resold by [*]) do not require payment of any additional fee. Provided [*] pays the PER UNIT FEE for such [*] PVR DEVICES then, except as expressly set forth in this Section 3.1(b)(iv) and Section 3.2, the terms and conditions of this AGREEMENT applicable to TIVO PVR DEVICES shall be applicable to such [*] PVR DEVICES incorporating the GEMSTAR AUTHORIZED TIVO IPG.

(c) COMFORT LETTER. Within ten (10) business days of TIVO’s written request, GEMSTAR shall provide to the specified [*] an executed comfort letter substantially similar to that set forth in SCHEDULE I, with a copy to TIVO.

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(d)    [*] Devices. The PARTIES agree to explore mutually beneficial opportunities for integrating a GEMSTAR authorized IPG and TIVO PVR TECHNOLOGY in [*] devices. Upon a request from a [*] that is a GEMSTAR IPG licensee, GEMSTAR agrees to integrate the TIVO PVR TECHNOLOGY with GEMSTAR’s IPG.

(e)    [*] Licensees. TIVO may integrate the [*] with non-GEMSTAR, third-party IPGs in third-party provisioned devices. So long as TIVO (A) does not specify, supply or deliver the IPG or delivery television program schedule information; and (B) does not indemnify any such third party in any way with respect to the deployment of such third-party IPGs, GEMSTAR agrees to generally and specifically release TIVO from any acts of infringement of the GEMSTAR IPG-RELATED PATENTS relating to the manufacture, import, sale, lease, offer for sale, TRANSFER or use of such third-party IPG in such third-party provisioned devices. Except for the foregoing, TIVO agrees and acknowledges that such deployment of such third-party IPGs is not licensed or authorized, in any way, under this AGREEMENT or any other agreement with GEMSTAR.

3.2	GEMSTAR AUTHORIZED TIVO IPG INCORPORATION COMMITMENT.

(a)    SERIES 2. In exchange for the [*] PER UNIT FEES set forth in Section 4 of this AGREEMENT, TIVO hereby agrees and commits during the TERM to [*] incorporate a GEMSTAR AUTHORIZED TIVO IPG into [*] TIVO PVR DEVICES manufactured during the TERM and that perform INITIAL ACTIVATION with the TIVO SERVICE, and into any and all versions of the TIVO SERVICE provided during the TERM (and through any sell-off period provided for in Section 6.6 of this AGREEMENT) by TIVO to Series 2 (or any future models of) PVR DEVICES. The PARTIES agree and acknowledge that TIVO shall have [*] after [*] to incorporate a GEMSTAR AUTHORIZED TIVO IPG in the TIVO SERVICE provided to Series 2 (or any future models of) PVR DEVICES. Notwithstanding the foregoing, the PARTIES further agree and acknowledge that [*] identified under Section [*] and [*] may [*] an [*] pursuant to [*]. In such event, TIVO’s obligations under this Section 3.2(a) shall [*] apply to any [*] TRANSFERRED by [*] and shall [*] apply to any TIVO SERVICE provided to [*].

(b)    SERIES 1. [*] If TIVO [*] elects to provide a service upgrade to the existing base of Series 1 PVR DEVICES (other than an emergency service upgrade to provide bug fixes or workarounds to problems in such Series 1 PVR DEVICES), TIVO hereby agrees to incorporate a GEMSTAR AUTHORIZED TIVO IPG into such service upgrade [*]. Prior to any such [*] Series 1 service upgrade by TIVO, if GEMSTAR desires to have TIVO incorporate a GEMSTAR AUTHORIZED TIVO IPG into the existing base of Series 1 PVR DEVICES, the PARTIES agree to negotiate in good faith the timing and schedule for a dedicated service upgrade for the GEMSTAR AUTHORIZED TIVO IPG, with any [*] costs of TIVO associated with such dedicated service update to be borne solely by GEMSTAR.

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3.3	GEMSTAR MARK GRANT.

(a) GEMSTAR grants to TIVO, subject to TIVO’s continued compliance with the terms and conditions set forth in this AGREEMENT, a royalty-free, non-exclusive, nontransferable (except as set forth in Section 10.11), non-sublicenseable right to use the GEMSTAR MARK in the TERRITORY during the TERM of this AGREEMENT, and only in connection with the GEMSTAR AUTHORIZED TIVO IPG and advertising material related to the TIVO PVR DEVICES and TIVO SERVICE that provide access to the GEMSTAR AUTHORIZED TIVO IPG.

(b) TIVO hereby agrees and commits to brand or co-brand the GEMSTAR AUTHORIZED TIVO IPG such that the GEMSTAR MARK shall appear on all versions of the [*] and the [*] with [*] to the [*] or any other [*] on such [*]. The PARTIES agree and acknowledge that the co-branding set forth in SCHEDULE E is conceptually approved and agreed to by both PARTIES. Should TIVO elect to incorporate GEMSTAR IPG DATA into the GEMSTAR AUTHORIZED TIVO IPG, TIVO hereby agrees and commits to the provide the same branding or co-branding for the GEMSTAR MARK on the TIVO program information screen accessible from the [*] feature. In the event that TIVO [*] the GEMSTAR AUTHORIZED TIVO IPG such that [*] or [*] is [*], the PARTIES agree to discuss in good faith [*] for the [*] GEMSTAR MARK, such that the GEMSTAR MARK [*] from END-USERS through the TIVO SERVICE after [*] as [*].

(c) TIVO acknowledges that, as between GEMSTAR and TIVO, the GEMSTAR MARK is the sole and exclusive property of GEMSTAR. TIVO further acknowledges the value of the goodwill associated with the GEMSTAR MARK and agrees that any additional goodwill that may be created through TIVO’s use of the GEMSTAR MARK shall inure to the sole benefit of GEMSTAR. TIVO agrees and acknowledges that GEMSTAR shall have the right to review, monitor and approve the quality of any depiction of the GEMSTAR MARK used by TIVO as permitted under Section 3.3(a). TIVO shall request in writing GEMSTAR’s prior review and approval of any depiction of the GEMSTAR MARK, and GEMSTAR agrees to provide such review and approval within [*] of the receipt of TIVO’s request. If GEMSTAR does not respond to such request within such [*] period, such depiction shall be deemed approved. GEMSTAR retains the right to monitor the quality of any authorized products or services to which the GEMSTAR MARK is affixed by TIVO, and should it determine, in its sole discretion, that that quality of such products or services is not consistent with the quality required by GEMSTAR in connection with the GEMSTAR MARK, may notify TIVO in writing of any issues and the PARTIES will work in good faith to resolve any such issues.

3.4

TIVO SHOWCASES. TIVO agrees to re-brand the “Showcase” menu item on the “TiVo Central” screen of the TIVO SERVICE provided by TIVO to Series 2 (or any future models of) PVR DEVICES as “Showcases and TV Guide” (or other term mutually agreed to by the PARTIES) no later than [*] after [*], and maintain such branding throughout the TERM of this AGREEMENT (and through any sell-off

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period provided for in Section 6.6 of this AGREEMENT). Such re-branding of the “Showcase” menu item will [*] in lieu of [*], if [*] is [*] and is [*].

3.5	TRANSFER AND NOTICE REQUIREMENTS.

(a) TRANSFER REQUIREMENTS. TIVO agrees it shall not TRANSFER TIVO PVR DEVICES directly to SERVICE PROVIDER. Any TRANSFER of TIVO PVR DEVICES or the TIVO IPG directly to any SERVICE PROVIDERS shall not be authorized or licensed in any way under this AGREEMENT.

(b) NOTICE REQUIREMENTS. TIVO agrees to include notice language substantially as set forth in SCHEDULE B in the next set of revisions commenced after the EFFECTIVE DATE to the documentation accompanying each TIVO PVR DEVICE, and to also include similar language in the “SYSTEM INFORMATION” screen or equivalent area of the GEMSTAR AUTHORIZED TIVO IPG no later than [*] after [*]. GEMSTAR may update the notice information on SCHEDULE B to include other IPG-RELATED PATENTS licensed under this AGREEMENT on [*] by written notice to and approval by TIVO, which shall not be unreasonably withheld; provided that TIVO shall only be obligated to update such information in documentation accompanying each TIVO PVR DEVICE or in the “SYSTEM INFORMATION” screen or equivalent area in the revision to the documentation or in next software update or release commenced after receipt of such update notice from GEMSTAR.

3.6	SCOPE OF GRANT. TIVO acknowledges that after the earlier of (a) [*] after [*] or (b) the deployment of a GEMSTAR AUTHORIZED TIVO IPG, the GEMSTAR AUTHORIZED TIVO IPG is the only IPG licensed and/or authorized under this AGREEMENT. GEMSTAR specifically reserves all rights against all parties with respect to any other IPG, including but not limited to any version of the TIVO IPG that is not a GEMSTAR AUTHORIZED TIVO IPG, other than versions of the TIVO IPG distributed within [*] after [*] for TIVO PVR DEVICES for which the PER UNIT FEE has been paid to GEMSTAR under Section 4.1. GEMSTAR in its sole discretion may take any action necessary to enforce GEMSTAR’S rights, including intellectual property rights against any party with respect to such IPGs, irrespective of any payments and/or surcharges paid hereunder. For the avoidance of doubt, TIVO acknowledges that the provision of the GEMSTAR AUTHORIZED TIVO IPG other than in connection with the TIVO SERVICE deployed through TIVO PVR DEVICES is not licensed under this AGREEMENT.

3.7	RESERVATION OF RIGHTS. All right, title and interest in and to GEMSTAR IPG-RELATED PATENTS or other GEMSTAR patents or intellectual property not specifically and expressly granted to TIVO by this AGREEMENT shall remain the sole property of and are exclusively reserved to GEMSTAR.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 4.0

FEES

4.1.	PER UNIT FEE. TIVO agrees to pay to GEMSTAR, for each TRANSFERRED TIVO PVR DEVICE that performs INITIAL ACTIVATION during the TERM in the TERRITORY, a non-refundable fee of [*] (“PER UNIT FEE”). Subsequent activations of the same TIVO PVR DEVICE (excluding TIVO PVR DEVICES refurbished and resold by TIVO) do not require payment of any additional fee. For the avoidance of doubt, the PER UNIT FEE shall constitute full payment for the license to the GEMSTAR IPG-RELATED PATENTS and GEMSTAR shall not require any additional fees from [*] under any GEMSTAR IPG-RELATED PATENTS with respect to PVR DEVICES authorized under this AGREEMENT. If payment is due from a third party for the GEMSTAR AUTHORIZED TIVO IPG pursuant to an agreement between GEMSTAR and such third party, then GEMSTAR shall not seek additional payment from TIVO.

4.2.	INITIAL ONE-TIME FEE. TIVO shall pay GEMSTAR an initial, one-time, non-refundable fee of [*] payable at the time of execution of this AGREEMENT for all PVR DEVICES TRANSFERRED by TIVO or any of its licensees prior to the EFFECTIVE DATE (“ONE-TIME FEE”).

4.3	[*] PVR DEVICE. TIVO agrees to pay to GEMSTAR, for each TRANSFERRED [*] PVR DEVICE that performs INITIAL ACTIVATION during the TERM in the TERRITORY, a non-refundable fee of [*] (“[*] FEE”) in addition to the PER UNIT FEE set forth above. For the avoidance of doubt, and by way of example only, the total fees due and payable under this Section for each TRANSFERRED [*] PVR DEVICE that performs INITIAL ACTIVATION during the TERM is [*].

SECTION 5.0

PAYMENTS AND REPORTS

5.1	PAYMENTS.

(a) Within [*] of the close of each calendar [*], TIVO shall pay GEMSTAR the total of all PER UNIT FEES and [*] FEES attributable to each TIVO PVR DEVICE performing INITIAL ACTIVATION in the TERRITORY during such calendar [*].

(b) In addition, within [*] of the close of each calendar [*], each PARTY shall pay to the other PARTY all amounts accrued by the owing PARTY under this AGREEMENT during the immediately preceding calendar [*].

(c) All payments and other sums of money due hereunder shall be paid in United States dollars.

(d) All payments due under this AGREEMENT shall be paid via bank wire transfer in accordance with banking information to be supplied to each PARTY by the other during the TERM.

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5.2	DELINQUENT PAYMENTS. Any payments not received within [*] of the date when due pursuant to Section 5.1 hereof or otherwise shall be considered delinquent. All delinquent amounts shall bear interest at a rate per month, or fraction thereof, equal to [*] or the highest amount allowed by law, whichever is less. Interest on delinquent payments shall apply from the due date of such payment until paid. Acceptance of any payment hereunder shall not be deemed a waiver of any rights or remedies the payee has or may have at law or otherwise, including, without limitation, the right to dispute the accuracy or completeness of any payment, report or other information supplied by the payor.

5.3	PAYMENT REPORTS.

(a) Each payment by TIVO pursuant to Sections 5.1(a) hereof shall be accompanied by a written [*] payment report identifying the number of TIVO PVR DEVICES TRANSFERRED and that perform INITIAL ACTIVATION pursuant to Section 4.1 in the TERRITORY during the calendar [*] for which payment is being made, showing at least the TIVO-branded PVR DEVICES by brand, model number (to the extent such information is available), country of manufacture (to the extent such information is available), destination country (to the extent such information is available), quantities TRANSFERRED (to the extent such information is available), and quantities that perform INITIAL ACTIVATION, as well as a calculation of the sum total of the PER UNIT FEES and [*] FEES that are being remitted to GEMSTAR hereunder, all in such form and detail as reasonably specified by GEMSTAR and approved by TIVO, such approval shall not be unreasonably withheld. Each payment report shall be certified, in writing, by an authorized representative of TIVO. GEMSTAR reserves the right to modify the format of the payment report from time to time by written notice to, and approval (which shall not be unreasonably withheld) by, TIVO.

(b) Each payment by one PARTY to the other pursuant to Section 5.1(b) shall be accompanied by a written [*] payment report identifying the basis and details for such payment, as well as a calculation of the payment to be made to the other PARTY, all in such form all in such form and detail as reasonably specified by the payee and approved by payor, such approval shall not be unreasonably withheld. Each payment report shall be certified, in writing, by an authorized representative of the payor.

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(c) Payment reports shall be sent by overnight delivery, or faxed and then mailed within five (5) days as set forth below.

To GEMSTAR:

Gemstar – TV Guide International, Inc.

Attn: Licensing Department

6922 Hollywood Blvd.

Los Angeles, CA 90028

Fax: US 323.817.4759

To TIVO:

TiVo Inc.

Attn: Accounts Receivable

2160 Gold Street

Alviso, CA 95002

Telephone: US 408.519.9203

Fax: US 408.519.5337

5.4	BOOKS AND RECORDS. Each PARTY shall keep and maintain for a period of not less than [*] full CALENDAR YEARS after the calendar [*] for which such information was required to be disclosed, sufficiently detailed records of all amounts owed to the other PARTY during the TERM of this AGREEMENT so that the payee can verify the reports and calculate the payments. Each PARTY shall permit an independent auditor to examine relevant records, books and accounts on not less than [*] days prior written notice during regular business hours for the purpose of determining the fees payable, pursuant to the terms of this AGREEMENT, provided, however, that, such auditor shall be an independent certified public accounting firm; and only one such examination by only one such auditor shall be conducted during any [*] period. The auditor shall report to the payee the fees (if any) or any other payment payable (if any) by the payor hereunder for the period subject to the audit, and such report may also include any information of the type typically provided in the payor’s payment reports pursuant to 5.3, in order for the payee to understand the auditors report. Each PARTY, in all other respects, shall cause the auditor to observe confidentiality obligations to the other PARTY. Should any audit of such books and records determine a payment shortage of [*] or more, then the payor shall pay the payee the cost of such audit, and shall further immediately pay interest at the interest rate set forth in such Section 5.2.

5.5	TAXES. Each PARTY will be solely responsible for all taxes and other governmental fees and charges of any kind (other than taxes based on the other PARTY’s net income) arising from or imposed on the payments made to the other PARTY pursuant to this AGREEMENT.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 6.0

TERM AND TERMINATION

6.1	TERM. The term of this AGREEMENT (“TERM”) shall be for five (5) years from the EFFECTIVE DATE, unless terminated earlier in accordance with the provisions of Sections 6.2, 6.3 or 6.4 below.

6.2	MUTUAL TERMINATION RIGHTS. If any PARTY to this AGREEMENT is in material breach or material default in the performance of its obligations hereunder, the non-defaulting PARTY may give [*] written notice to the defaulting PARTY specifying the material breach or material default and requesting that such material breach or material default be promptly discontinued. If such material breach or material default is not discontinued or corrected by the end of [*] from the date of the notice, this AGREEMENT shall, at the discretion of the non-defaulting PARTY, be terminated by notifying the breaching or defaulting PARTY thereof. This right of termination under this Section 6.2 is not exclusive, and the non-breaching PARTY shall have and may assert any and all other remedies or means of redress to which it may be lawfully entitled as it is the intent of the PARTIES hereto that all remedies shall be cumulative.

6.3	TERMINATION BY GEMSTAR. In addition to Section 6.2 and, where applicable, subject to the right to cure set forth therein, GEMSTAR may terminate this AGREEMENT upon giving written notice to TIVO, and this AGREEMENT shall terminate [*] from the date of such notice if:

(a) TIVO is declared insolvent, makes an assignment for the benefit of creditors, becomes bankrupt, commits an act of bankruptcy, files a petition for protection from creditors and/or for any reorganization pursuant to the bankruptcy laws, or is subject to a court order requiring the compulsory liquidation of TIVO, and any of the foregoing is not rescinded or dismissed within [*];

(b) TIVO TRANSFERS TIVO PVR DEVICES or other TIVO branded products in violation of the terms and conditions of this AGREEMENT, and does not cure the same within [*] after receiving written notice of such violation from GEMSTAR;

(c) TIVO has been determined by a court of competent jurisdiction to have willfully or deliberately violated a material provision of this AGREEMENT;

(d) TIVO brings an action or proceeding against GEMSTAR asserting any of TIVO’s intellectual property rights; or

(e) TIVO has committed a material breach of its obligations under Sections 3.2, 3.3, 3.4, 3.5, 7.2, 8.2 or 10.9 and does not cure the same within [*] after receiving written notice of such material breach from GEMSTAR.

6.4	TERMINATION BY TIVO. In addition to Section 6.2 and, where applicable subject to the right to cure set forth therein, TIVO may terminate this AGREEMENT upon

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giving written notice to GEMSTAR and this AGREEMENT shall terminate in [*] from the date of such notice if:

(a) GEMSTAR is declared insolvent, makes an assignment for the benefit of creditors, becomes bankrupt, commits an act of bankruptcy, files a petition for protection from creditors and/or for any reorganization pursuant to bankruptcy laws or is subject to a court order requiring the compulsory liquidation of GEMSTAR, and any of the foregoing is not rescinded or dismissed within [*];

(b) GEMSTAR is determined by a court of competent jurisdiction to have willfully or deliberately violated any material provision of this AGREEMENT;

(c) GEMSTAR brings an action or proceeding against TIVO asserting any of GEMSTAR’s intellectual property rights; or

(d) GEMSTAR has committed a material breach of its obligations under Section 7.2, 7.3, or 10.9 and does not cure the same within [*] after receiving written notice of such material breach from TIVO.

6.5	RETURN OF MATERIALS. Within [*] of the termination of this AGREEMENT, or within [*] following the TERM, each PARTY shall return to the other PARTY all confidential information received by such PARTY from the other PARTY pursuant to this AGREEMENT.

6.6	SELL-OFF PERIOD. Notwithstanding any provision in this AGREEMENT to the contrary, TIVO (and its authorized sublicensees pursuant to Section 3.1(b), if any) may, for a period of [*] after any termination or expiration of this AGREEMENT (“TERMINATION DATE”), continue manufacturing TIVO PVR DEVICES which are in the process of manufacture as of the TERMINATION DATE and may continue the TRANSFER of TIVO PVR DEVICES which are so manufactured after the TERMINATION DATE and may also TRANSFER TIVO PVR DEVICES which are in stock of TIVO (or its authorized sublicensees pursuant to Section 3.1(b), if any) at the time of the TERMINATION DATE, and continue to use the GEMSTAR MARK as set forth in Section 3.3, provided:

(i) TIVO has paid GEMSTAR all fees and payments due GEMSTAR under this AGREEMENT in accordance with Section 4.1 and Section 4.3, as may be applicable; and

(ii) TIVO continues to adhere to the terms and conditions of this AGREEMENT, as if such AGREEMENT had not expired including but not limited to making all reports, fees and payments to GEMSTAR in a timely manner.

6.7	SURVIVAL.

(a) Termination by GEMSTAR. The following provisions shall survive any termination of this AGREEMENT by GEMSTAR under Sections 6.2 or 6.3 above:

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(a) licenses granted under Section 3.1 and 3.3 during the sell-off period provided for in Section 6.6; (b) licenses granted under Section 3.1 and 3.3 for any TIVO PVR DEVICES TRANSFERRED during the TERM of this AGREEMENT (but prior to such expiration or termination) or during the sell-off period provided for in Section 6.6 and the GEMSTAR AUTHORIZED TIVO IPG and the TIVO SERVICE provided to such TIVO PVR DEVICES; (c) for the sell-off period provided for in Section 6.6, the obligations of TIVO under Sections 3.2, 3.3 and 3.4 with respect to the GEMSTAR AUTHORIZED TIVO IPG and TIVO SHOWCASE; (d) Section 5.0 with respect to any fees owed, but not yet paid under this AGREEMENT; (e) Section 6.6 for the term set forth therein; (f) Section 6.7(a); (g) Section 6.8; (h) Section 7; (i) Section 8.2 for any GEMSTAR authorized IPG product TRANSFERRED during the TERM and any GEMSTAR authorized IPG service provided to such GEMSTAR authorized IPG products; and (j) Section 10.

(b) Termination by TIVO or Expiration of AGREEMENT. The following provisions shall survive any expiration of this AGREEMENT or any termination of this AGREEMENT by TIVO under Sections 6.2 or 6.4 above: (a) licenses granted under Section 3.1 and 3.3 during the sell-off period provided for in Section 6.6; (b) licenses granted under Section 3.1 and 3.3 for any TIVO PVR DEVICES TRANSFERRED during the TERM of this AGREEMENT (but prior to such expiration or termination) or during the sell-off period provided for in Section 6.6 and the GEMSTAR AUTHORIZED TIVO IPG and the TIVO SERVICE; (c) during the sell-off period provided for in Section 6.6, the obligations of TIVO under Sections 3.2, 3.3 and 3.4 with respect to the GEMSTAR AUTHORIZED TIVO IPG and TIVO SHOWCASE; (d) Section 5.0 with respect to any fees owed, but not yet paid under this AGREEMENT; (e) Section 6.6 for the term set forth therein; (f) Section 6.7(b); (g) Section 7; (h) Section 8.2 for any GEMSTAR authorized IPG product TRANSFERRED during the TERM and any GEMSTAR authorized IPG service provided to such GEMSTAR authorized IPG products; and (i) Section 10.

6.8	LIQUIDATED DAMAGES. The PARTIES agree and acknowledge that the commitments provided by TIVO under Section 3.2, 3.3(b) and 3.4 of this AGREEMENT are a fundamental part of this AGREEMENT and bargain negotiated by the PARTIES as set forth herein, and that this AGREEMENT would not have been consummated without such commitments. As a result, the PARTIES agree and acknowledge that should TIVO materially breach these commitments, and such breach is not corrected by the end of [*] from the date of the notice of such material breach by GEMSTAR, GEMSTAR shall have the right to terminate this AGREEMENT pursuant to Section 6.3 above and shall be entitled to liquidated damages in an the amount of [*] for the breach of these commitments. TIVO further agrees and acknowledges that under the circumstances existing at the time of this AGREEMENT, this liquidated damages provision is reasonable and lawful under Cal. Civ. Code 1671(b).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 7.0

REPRESENTATIONS, WARRANTIES, WAIVER LIMITATIONS ON LIABILITY

AND DAMAGES, DISMISSAL AND RELEASE

7.1	MUTUAL. Each PARTY represents and warrants to the other that it has the right, power and authority to enter into this AGREEMENT and to perform all of its respective obligations hereunder, including without limitation, the authority to cause its SUBSIDIARIES, if any to undertake any action required to effectuate the intent of this AGREEMENT. The PARTIES acknowledge that GEMSTAR may be receiving payments hereunder on behalf of SUBSIDIARIES owning or controlling portions of the GEMSTAR IPG-RELATED PATENTS licensed hereunder.

7.2	GEMSTAR. GEMSTAR represents and warrants that GEMSTAR owns, or is entitled to sublicense, the GEMSTAR IPG-RELATED PATENTS and the GEMSTAR MARKS under the terms and conditions of this AGREEMENT.

7.3	GEMSTAR INDEMNITY. GEMSTAR shall defend or settle any claim, suit, or proceeding brought against TIVO or any of its affiliates, stockholders, agents, servants, officers, directors, licensees and customers alleging that the GEMSTAR MARK infringes the trademark of any third party. GEMSTAR shall pay all costs, liabilities and expenses (including reasonable attorneys’ fees) relating to the defense or settlement of the claim and shall indemnify TIVO against final judgments entered in such suit; provided that GEMSTAR shall have no authority to settle or compromise any claim that results in liability to TIVO without TIVO’s prior written consent. TIVO shall notify GEMSTAR promptly in writing of the claim or threat thereof and, except as expressly set forth herein, shall give GEMSTAR full and exclusive authority for, and information for and reasonable assistance with the defense and settlement thereof, at GEMSTAR’s expense.

7.4	DISCLAIMER. EXCEPT AS SET FORTH IN SECTIONS 7.1 AND 7.3, NO PARTY TO THIS AGREEMENT MAKES ANY REPRESENTATION, EXPRESS OR IMPLIED, OR ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE PRODUCTS AND SERVICES AUTHORIZED AND/OR PROVIDED HEREUNDER OR ANY WARRANTY AS TO INTELLECTUAL PROPERTY VALIDITY, INTELLECTUAL PROPERTY NON-INFRINGEMENT OR OTHER STATUTORY WARRANTY. WITHOUT LIMITING THE FOREGOING SENTENCE, NO PARTY TO THIS AGREEMENT MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, THAT ANY PRODUCT(S) AND/OR GEMSTAR IPG-RELATED PATENTS DOES NOT DIRECTLY, INDUCE OR CONTRIBUTORILY INFRINGE ANY THIRD PARTY PATENT, COPYRIGHT, MASK WORK, TRADE SECRET, TRADEMARK, AND/OR OTHER PROPRIETARY RIGHT, AND THE PARTIES TO THIS AGREEMENT AGREE WITHOUT LIMITATION THAT NO PARTY TO THIS AGREEMENT WARRANTS TO THE OTHER AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

7.5

SPECIAL DAMAGES. EXCEPT FOR BREACHES OF SECTION 10.9 AND FOR GEMSTAR’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.3, NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY, ITS CUSTOMERS, OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER SUCH OTHER PARTY FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF

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DATA OR OTHER TANGIBLE BUSINESS LOSS OR OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

7.6	LIMITS. EACH PARTY HERETO ACKNOWLEDGES THAT THE LIMITS ON WARRANTIES AND LIABILITIES CONTAINED IN THIS SECTION 7 ARE A FUNDAMENTAL PART OF THE BASIS OF THIS AGREEMENT AND THE BARGAIN NEGOTIATED BY THE PARTIES AS SET FORTH HEREIN AND THAT THIS AGREEMENT WOULD NOT HAVE BEEN CONSUMMATED WITHOUT SUCH LIMITS.

7.7	DISMISSAL OF CURRENT LITIGATION. GEMSTAR’s SUBSIDIARY, StarSight Telecast, Inc. (“STARSIGHT”) and TIVO are, as of the EFFECTIVE DATE, currently engaged in a lawsuit in the United States District Court for the Northern District of California, San Jose Division, captioned StarSight Telecast, Inc. v. TiVo, Inc., Case No. C-00-20133 JW (the “LAWSUIT”). Within five (5) days of the execution of this AGREEMENT, both PARTIES shall cause to be executed and filed all such documents as are necessary to effectuate a dismissal of the LAWSUIT without prejudice, including any and all claims by STARSIGHT and counterclaims by TIVO. Nothing in this AGREEMENT shall be deemed to be, or asserted by a PARTY or its representatives as being, an admission of liability or wrong-doing by either PARTY.

(a) RELEASE. As of the EFFECTIVE DATE hereof, each PARTY fully and forever, releases and discharges the other PARTY, including their existing and future SUBSIDIARIES, affiliates, stockholders, agents, servants, officers, and directors, and any former or current licensees and customers, from any and all manner of actions, claims, lawsuits, arbitration proceedings, liabilities, damages, attorneys’ fees and other expenses and costs, however and wheresoever, relating to the subject matter of the LAWSUIT (including without limitation any and all PVR DEVICES incorporating a TIVO IPG TRANSFERRED before the EFFECTIVE DATE of this AGREEMENT) and any and all other alleged or actual acts of IPG-RELATED PATENT infringement occurring prior to the EFFECTIVE DATE, except as noted below. Such release shall not bar, however, actions to enforce the rights of a PARTY under this AGREEMENT for wrongful acts or omissions occurring after the EFFECTIVE DATE. Notwithstanding anything in this Section 7.7, GEMSTAR expressly does not release any claims, including without limitation, claims for patent infringement, against TIVO or any of its licensees, customers, partners, joint venturers, affiliates or other third parties relating to any past, current or future DIRECTV SET-TOP BOXES that incorporate a TIVO IPG.

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(b) ACKNOWLEDGEMENT. The PARTIES hereto acknowledge the existence of Section 1542 of the Civil Code of the State of California that reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED SETTLEMENT WITH THE DEBTOR”

The PARTIES hereto respectively expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to any releases granted hereunder.

SECTION 8.0

RESPONSIBILITY AND NON-ASSERTION

8.1	RESPONSIBILITY. Each PARTY shall be solely responsible for its own acts and omissions hereunder.

8.2	TIVO’S COVENANT AND RELEASE.

(a) COVENANT. TIVO covenants that, subject to GEMSTAR’s continued compliance with the terms and conditions of this AGREEMENT, TIVO, to the extent it has the rights to assert, shall not assert against GEMSTAR, or against any of GEMSTAR’s suppliers, distributors, dealers, customers or licensees (“GEMSTAR’S CUSTOMERS”), any IPG-RELATED PATENT right against any IPG features or functionality of a GEMSTAR authorized IPG product or GEMSTAR authorized IPG service, either of the foregoing that is TRANSFERRED or provided in the TERRITORY during the TERM. This covenant shall not apply to any GEMSTAR CUSTOMER who files a claim for patent infringement against TIVO in connection with the IPG features or functionality of a TIVO PVR DEVICE, the GEMSTAR AUTHORIZED TIVO IPG, or the TIVO SERVICE. The covenant set forth in this section shall bind and inure to all successors of interest of TIVO’s IPG-RELATED PATENT rights.

(b) RELEASE. TIVO hereby generally and specifically releases GEMSTAR and GEMSTAR’S CUSTOMERS from any acts of infringement occurring prior to the EFFECTIVE DATE under TIVO IPG-RELATED PATENTS relating to the IPG features or functionality of any GEMSTAR authorized IPG product or GEMSTAR authorized IPG related service, provided such release in so far as such GEMSTAR CUSTOMER’S is concerned, shall apply only to such GEMSTAR CUSTOMERS who have similarly released TIVO.

SECTION 9.0

OTHER TIVO – GEMSTAR OPPORTUNITIES

9.1

ADVERTISING. The PARTIES acknowledge and agree that TIVO has no obligation to enable advertising in or on the GEMSTAR AUTHORIZED TIVO IPG. TIVO agrees and acknowledges that should it elect to incorporate advertising in or

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on the [*] or [*] of the GEMSTAR AUTHORIZED TIVO IPG in which [*] information is presented for [*] or [*] (as opposed to [*] solely [*] to [*]) (“IPG ADVERTISING”), TIVO will appoint and designate GEMSTAR as [*] representative for provisioning and providing IPG ADVERTISING. The PARTIES agree and acknowledge that the current TIVO Showcases and related TIVO promotions shall not be considered IPG ADVERTISING and any advertising or promotion taking place in any screen or region of any screen of the GEMSTAR AUTHORIZED IPG in which no television program schedule information is presented for currently broadcast or future television programs shall not be considered IPG ADVERTISING. The provisioning and providing of IPG ADVERTISING by GEMSTAR shall be in accordance with terms and conditions which shall be set forth in an amendment to this AGREEMENT and which shall include, at a minimum, GEMSTAR providing or securing content-related licenses and indemnifications to TIVO. The following additional terms and conditions shall apply to the provisioning and providing of IPG ADVERTISING by GEMSTAR, as further described in such amendment to this AGREEMENT:

(a) TIVO shall be entitled to receive [*] of ADVERTISING REVENUE, if any, from IPG ADVERTISING in or on GEMSTAR AUTHORIZED TIVO IPGs provisioned or provided by GEMSTAR.

(b) TIVO shall retain the right to sell IPG ADVERTISING, so long as such IPG ADVERTISING is [*] with the sale of TIVO Showcases and related promotions.

(c) So long as GEMSTAR is actively engaged in the provisioning and providing of IPG ADVERTISING in or on the GEMSTAR AUTHORIZED TIVO IPG, GEMSTAR shall be entitled to receive [*] of ADVERTISING REVENUE, if any, from IPG ADVERTISING in or on GEMSTAR AUTHORIZED TIVO IPGs provisioned or provided by TIVO under the limited exception set forth above.

(d) If GEMSTAR is not actively engaged in the provisioning and providing of IPG ADVERTISING in or on the GEMSTAR AUTHORIZED TIVO IPG, TIVO shall be entitled to retain [*] of ADVERTISING REVENUE, if any, from IPG ADVERTISING in or on GEMSTAR AUTHORIZED TIVO IPGs provisioned or provided by TIVO under the limited exception set forth above.

If GEMSTAR elects not to perform, or cannot perform, as [*] representative for provisioning and providing IPG ADVERTISING within [*] of TIVO’s notice of TIVO’s election to enable advertising on the GEMSTAR AUTHORIZED TIVO IPG, then GEMSTAR shall have an additional [*] to elect to be [*] agent for sales of IPG ADVERTISING. Upon such election, the PARTIES shall agree on the terms and conditions of such agency; provided that GEMSTAR shall receive a commission of [*] of all ADVERTISING REVENUES for IPG ADVERTISING sold by GEMSTAR.

Once IPG ADVERTISING has been incorporated in the GEMSTAR AUTHORIZED TIVO IPG, in the event that TIVO, in its sole discretion, modifies the

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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GEMSTAR AUTHORIZED TIVO IPG such that [*] or any other screen of the GEMSTAR AUTHORIZED TIVO IPG in [*] information is presented for [*] is [*], the PARTIES agree to discuss in good faith potential [*] opportunities for the [*] IPG ADVERTISING, such that the IPG ADVERTISING [*] from END-USERS through the TIVO SERVICE after [*] as [*].

9.2	GEMSTAR AUTHORIZED TIVO IPG RESEARCH. TIVO hereby agrees and commits to provide GEMSTAR with [*] research reports on various aspects of END-USER interaction with the GEMSTAR AUTHORIZED TIVO IPG, subject to and consistent with TIVO’s reporting capabilities. The PARTIES agree to negotiate in good faith regarding the scope and nature of such research reports, with any [*] costs of TIVO associated with the creation of such research reports to be borne solely by GEMSTAR. Any such reports shall be provided only in accordance with, and any use by GEMSTAR shall be subject to, TIVO’s then-current END-USER privacy policy, available at www.tivo.com/privacy.

9.3	GEMSTAR SERVICES. The PARTIES agree to continue negotiating in good faith regarding the possibility of incorporating GEMSTAR television program schedule information and data (“GEMSTAR IPG DATA”) and the GEMSTAR vertical blanking interval (VBI) transmission network (“GEMSTAR VBI NETWORK”) (collectively the “GEMSTAR IPG SERVICES”) into the GEMSTAR AUTHORIZED TIVO IPG. Should TIVO elect to incorporate either the GEMSTAR IPG DATA or GEMSTAR VBI NETWORK into the GEMSTAR AUTHORIZED TIVO IPG, it shall have the option to incorporate the GEMSTAR IPG SERVICES into the GEMSTAR AUTHORIZED TIVO IPG at [*] cost, or alternatively, have GEMSTAR incorporate the GEMSTAR IPG SERVICES into the GEMSTAR AUTHORIZED TIVO IPG, with any [*] costs of GEMSTAR associated with such integration to be borne solely by [*]. In the event TIVO elects to incorporate any such GEMSTAR IPG SERVICES, the specific terms and conditions relating such incorporation including, without limitation, an agreement for TIVO to purchase service level support, shall be mutually agreed to by the PARTIES and set forth in an applicable amendment to this AGREEMENT. In addition, the PARTIES will mutually agree on any [*] costs incurred by GEMSTAR for the on-going delivery of the GEMSTAR IPG DATA that [*] would [*]. In the event TIVO elects to incorporate any such GEMSTAR VBI NETWORK services, the PARTIES will negotiate in good faith any cost allocation between the PARTIES for the on-going delivery of the GEMSTAR VBI NETWORK.

The PARTIES agree to use commercially reasonable efforts to define the TIVO specification for incorporating the GEMSTAR IPG DATA into the GEMSTAR AUTHORIZED TIVO IPG within [*] of the EFFECTIVE DATE of this AGREEMENT.

9.4

TIVO REMOTE SCHEDULING. TIVO hereby agrees to provide GEMSTAR with access to its remote scheduling feature from GEMSTAR’s tvguide.com website as soon as any [*] on third party [*] of such remote scheduling feature [*]. Should GEMSTAR elect to provide the remote scheduling feature on GEMSTAR’s

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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website, any [*] costs of TIVO associated with the integration of such remote scheduling feature shall be reimbursed by GEMSTAR. In addition, the PARTIES will mutually agree on any [*] costs incurred by TIVO for the on-going delivery of the remote scheduling feature that [*] would [*]. Any additional specific terms and conditions relating such incorporation shall be mutually agreed to by the PARTIES and set forth in an applicable amendment to this AGREEMENT, but shall include at least the following provisions:

(a) GEMSTAR shall be responsible for all of the development work to enable the client web application to interface with TIVO’s back-end scheduling system;

(b) a royalty-free trademark license from TIVO to GEMSTAR for use of the to the TIVO logo in association with the remote scheduling feature;

(c) GEMSTAR shall display the TIVO logo on the tvguide.com homepage with a size no smaller than the smaller of (x) any [*] or (y) [*] the size of the GEMSTAR MARKS and in the event that no third-party logos are displayed, the TIVO logo shall no smaller than [*] the size of the GEMSTAR MARKS and in close proximity to the IPG, and in a manner and location to be negotiated by the PARTIES in good faith;

(d) GEMSTAR shall display the TIVO logo on any pages or screens pertaining to the use of the remote scheduling software by END-USERS with a size no smaller than the smaller of (x) any [*] or (y) [*] the size of the GEMSTAR MARKS and in the event that no third-party logos are displayed, the TIVO logo shall no smaller than [*] the size of the GEMSTAR MARKS and in close proximity to the IPG, and in a manner and location to be negotiated by the PARTIES in good faith; and

(e) GEMSTAR shall pay TIVO [*] of any revenues directly attributable to the resale of the remote scheduling feature to any advertiser or third party. As used herein, “revenues” shall be the [*] of [*] determined using generally accepted accounting principles, minus (i) [*], not to exceed current industry market rates; and (ii) [*].

9.5	OTHER OPPORTUNITIES. The PARTIES agree to enter into good faith negotiations regarding other potential business opportunities in which to expand the TIVO and GEMSTAR relationship, both within and outside of the TERRITORY. Any such other potential business opportunities shall be mutually agreed to by the PARTIES in an applicable amendment to this AGREEMENT or set forth in such other written agreement executed by the PARTIES. The PARTIES agree to use commercially reasonable efforts to meet annually or on such other schedule as agreed to by the PARTIES to discuss such other opportunities.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 10.0

MISCELLANEOUS PROVISIONS

10.1	WAIVERS. No waiver by any PARTY to this AGREEMENT of any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default.

10.2	REMEDIES. No right or remedy conferred upon or reserved to any PARTY hereunder, at law or otherwise, shall be exclusive of any other right or remedy a PARTY to this AGREEMENT may have, and each and every such right or remedy of a PARTY to this AGREEMENT shall, to the extent permitted by applicable law, be in addition to any other right and remedy the respective PARTY may have.

10.3	AMENDMENTS. No action or course of conduct or dealing by any PARTY to this AGREEMENT shall be deemed a waiver, interpretation, alteration, amendment or modification of this AGREEMENT. This AGREEMENT may not be modified, altered or amended, nor may any provision hereof be waived, except by a writing, signed by an authorized representative of the PARTY to be charged therewith.

10.4	CONFLICT OF LAWS. This AGREEMENT, its interpretation, performance or any breach thereof, shall be construed in accordance with and all questions with respect thereto shall be determined by the laws of the State of California (without giving regard to the conflict of laws rules thereof), applicable to contracts made and entirely performed therein, and venue and jurisdiction in any action involving, relating to, and/or arising from this AGREEMENT shall lie solely and exclusively with the courts in the State of California. Each PARTY further hereby consents and agrees that service of process upon it may be effected pursuant to personal delivery via certified or registered mail at the address set forth for notices to each PARTY in this AGREEMENT.

10.5	INVALIDITY. This AGREEMENT is subject to all applicable law, statutes and regulations. In the event any provision of this AGREEMENT is rendered null, void or otherwise ineffective, then: (a) the PARTIES agree to negotiate in good faith an acceptable alternative provision that reflects as closely as possible the intent of the unenforceable provision, and (b) the validity, legality and enforceability of the remaining provisions of this AGREEMENT shall not in any way be affected or impaired thereby and shall remain in full force and effect.

10.6	INTERPRETATION AND HEADINGS. Paragraph and section headings and all other headings used in this AGREEMENT are for convenience only and shall not be used in any way to interpret the provisions of this AGREEMENT. No provision of this AGREEMENT shall be interpreted against either PARTY because such PARTY or its counsel drafted that provision.

10.7

NOTICES. Any notice, consent, authorization, communication or approval (“NOTICE”) hereunder shall be in writing and shall be sent: (a) via certified or registered mail, postage prepaid, addressed to the PARTY to be notified at the address set forth below or at such other later address as may hereafter be given by notice in the manner set forth herein; or (b) by delivering it to such PARTY in person or by facsimile with a confirmation copy sent via certified or registered mail, postage prepaid at such address.

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Where NOTICE is sent by certified or registered mail under this AGREEMENT, NOTICE shall be effective on the [*] business day following the date of mailing, and, if NOTICE is delivered in person or by facsimile, such NOTICE shall be effective when so delivered or rejected. NOTICES shall be addressed as follows:

To GEMSTAR:

Gemstar – TV Guide International, Inc.

ATTN: Stephen Kay, EVP and General Counsel

6922 Hollywood Blvd.

Los Angeles, CA 90028

Telephone: US 323.817.4600

Facsimile: US 323.817.4759

To TIVO:

TiVo Inc.

ATTN: Matthew Zinn, VP, General Counsel and Chief Privacy Officer

2160 Gold Street

Alviso, CA 95002-2160

Telephone: US 408.519.9311

Facsimile: US 408.519.5333

10.8	EXECUTION. This AGREEMENT is not binding unless and until accepted and signed by authorized officers of GEMSTAR and TIVO. This AGREEMENT may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

10.9	CONFIDENTIALITY. The PARTIES agree and acknowledge that the terms and conditions of this AGREEMENT are confidential and shall only be disclosed to employees, representatives and agents of the PARTIES with a need to know the terms and conditions in order to comply with this AGREEMENT. Except as expressly set forth in this Section 10.9, the terms and conditions of this AGREEMENT shall not be disclosed to any third party.

(a) TIVO Obligations. TIVO and its employees, representatives and agents shall keep confidential the terms and conditions of this AGREEMENT, any and all data, reports and information relating thereto, and any confidential technical (including but not limited to software), business and/or financial information provided by GEMSTAR to TIVO and identified as “CONFIDENTIAL”, unless:

(i) otherwise required by a judicial order issued by a court of competent jurisdiction;

(ii) otherwise required by governmental laws or regulations;

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iii) pursuant to the rules and regulations of any stock association or exchange on which TIVO’s stock is traded; or

(iv) in confidence in connection with the enforcement of this AGREEMENT, or any rights under this AGREEMENT, against GEMSTAR,

in which event TIVO shall (A) give GEMSTAR prior written notice of such intended disclosure and (B) use best efforts to obtain an appropriate protective or comparable confidentiality order applicable to all information subject to disclosure.

(b) GEMSTAR Obligations. GEMSTAR and its employees, representatives and agents shall keep confidential the terms and conditions of this AGREEMENT, any and all data, reports and information relating thereto, and any confidential technical (including but not limited to software), business and/or financial information provided by TIVO to GEMSTAR and identified as “CONFIDENTIAL”, unless

(i) otherwise required by a judicial order issued by a court of competent jurisdiction;

(ii) otherwise required by governmental laws or regulations;

(iii) pursuant to the rules and regulations of any stock association or exchange on which GEMSTAR’s stock is traded; or

(iv) in confidence in connection with the enforcement of this AGREEMENT, or any rights under this AGREEMENT, against TIVO,

in which event GEMSTAR shall (A) give TIVO and prior written notice of such intended disclosure and (B) use best efforts to obtain an appropriate protective or comparable confidentiality order applicable to all information subject to disclosure.

(c) GENERALLY. Notwithstanding the foregoing, it is understood that no data, report or other information provided by one PARTY (the “DISCLOSING PARTY”) to another PARTY (the “RECEIVING PARTY”) pursuant hereto shall be considered confidential information of the DISCLOSING PARTY subject to the requirements of this Section 10.9 if the RECEIVING PARTY can document that such data, report or other information (i) was rightfully in the possession of the RECEIVING PARTY prior to its being communicated to the RECEIVING PARTY by or on behalf of the DISCLOSING PARTY, (ii) was publicly known or becomes publicly known through no unauthorized act or fault of the RECEIVING PARTY or any of its SUBSIDIARIES, if any or (iii) becomes available to the RECEIVING PARTY on a non-confidential basis from a source other than the DISCLOSING PARTY or any of its SUBSIDIARIES, if any, provided that such source is not bound by a contractual, legal or fiduciary obligation of confidentiality or nondisclosure, or (iv) is independently developed by the RECEIVING PARTY, without use or access to the DISCLOSING PARTY’S confidential information. The PARTIES agree to not use any confidential information of the other for any purpose other than for the purposes specifically authorized under this AGREEMENT. The confidentiality

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obligations set forth in this Section 10.9 shall continue for three (3) years after the TERM.

10.10	RELATIONSHIPS. Nothing contained herein shall be deemed to create a joint venture, partnership, principal/agent relationship or other fiduciary relationship between the PARTIES hereto.

10.11	ASSIGNMENT. Neither PARTY to this AGREEMENT shall assign any of its rights or privileges hereunder without the prior written consent of the other PARTY, such consent not to be unreasonably withheld, conditioned or delayed. If the non-assigning PARTY does not expressly withhold consent within [*] business days of receipt of a request for consent, the non-assigning PARTY shall be deemed to consent to such assignment. Notwithstanding the foregoing and anything to the contrary in this AGREEMENT, this AGREEMENT may be assigned in whole or in part, by operation of law or otherwise, by GEMSTAR, without the prior written consent of TIVO, to any of GEMSTAR’s SUBSIDIARIES; provided that the GEMSTAR IPG-RELATED PATENTS as defined in Section 2.14 shall continue to include all patents and patent applications of GEMSTAR throughout the TERM. Additionally, this AGREEMENT may be assigned, by operation of law or otherwise, by TIVO, without the prior written consent of GEMSTAR, in the event of a merger, acquisition, or reorganization; provided that:

(a) such assignment shall not be to any entity [*] as of the date of such assignment or to any entity [*];

(b) the assignee expressly agrees and acknowledges that the economic terms and conditions set forth [*] shall supersede and replace the economic terms and conditions set forth in Section [*] this AGREEMENT for any INITIAL ACTIVATIONS of TIVO PVR DEVICES performed after the date of such assignment.

10.12	EXPEDITED DISPUTE RESOLUTION. Except for breaches of Section 10.9, the PARTIES shall initially attempt to informally resolve any dispute, claim or controversy arising under, out of, or in connection with this AGREEMENT by an informal process more specifically described below. The informal resolution procedure pursuant to this Section 10.12 is as follows:

(a) Either PARTY may provide written notice to the other PARTY that it is invoking the expedited resolution procedure set forth in this section. Such notice shall include a reasonable identification of the issues arising sufficient to inform the other PARTY of the issue to be resolved.

(b) Each PARTY will appoint a designated representative whose task it will be to attempt to resolve such issue(s).

(c) The designated representatives from each PARTY will discuss the issues in dispute and/or negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceedings.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d) The specific format for such discussions will be left to the discretion of the designated representatives.

(e) If the designated representatives are unable to agree within [*] days after the initial written request for resolution, the respective chief executive officers (“CEOs”) of the PARTIES will attempt to resolve the dispute. If no agreement can still be reached after discussions between the CEOs, the PARTIES may seek any relief to which they are entitled to under this AGREEMENT.

10.13	INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this AGREEMENT, any breach of Section 10.9 may cause irreparable damage for which recovery of money damages would be inadequate, and that both PARTIES shall therefore be entitled to seek timely injunctive relief to protect their respective rights under this AGREEMENT, in addition to any and all remedies available at law.

10.14	TIME. Should the calculation of any time period provided for herein result in any obligation becoming due upon, or scheduled time for an event occurring on, a Saturday, Sunday or legal holiday, then such due date or scheduled time shall be delayed until the next business day.

10.15	PLURALS AND PRONOUNS. As used in this AGREEMENT, the singular includes the plural and the plural includes the singular wherever so required by the facts or context.

10.16	ANNOUNCEMENT. The PARTIES shall use good faith to agree on the timing of the initial public announcement regarding this AGREEMENT. GEMSTAR and TIVO shall mutually agree to the content of any public announcement and/or press release concerning the transaction contemplated herein. The PARTIES shall use good faith efforts to reach agreement. Notwithstanding the foregoing, either PARTY may make at any time announcements which such PARTY’S counsel advises are required by applicable law, regulatory bodies, stock exchange or stock association rules, so long as the PARTY so required to make the announcement, promptly after learning of such requirement, notifies the other PARTY of such requirement and discusses with the other PARTY in good faith the exact wording of any such announcement. Each, PARTY, as applicable, agrees to request “confidential treatment” from the appropriate regulatory authority if this AGREEMENT must be included as part of any public filing.

10.17	FORCE MAJEURE. No PARTY hereto shall be responsible for, nor shall any PARTY be deemed to have breached this AGREEMENT by reason of, delay or failure in performance resulting solely from causes beyond its reasonable control. Said causes shall include but not be limited to: an act of God, an act of war, riot, an epidemic, fire, flood or other disaster, an act of government, a strike or lockout. In the event that GEMSTAR is delayed in the provision or delivery of the GEMSTAR SERVICE for reasons beyond its control, delivery of the GEMSTAR SERVICE shall take place as soon thereafter as is reasonably practicable.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.18	TAX DISCLOSURE. Notwithstanding anything herein to the contrary, any PARTY to this Agreement (and any employee, representative, or other agent of any PARTY to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

Thus, for the avoidance of doubt, the PARTIES acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any PARTY to a transaction or any sensitive business information (including, without limitation, the name and other specific information about any PARTY’S intellectual property or other proprietary assets including confidential information disclosed pursuant to Section 10.9) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

10.19	ENTIRE AGREEMENT. This AGREEMENT and any riders, attachments, schedules, and exhibits hereto contains the entire understanding of the PARTIES relating to the subject matter hereof and supersedes all prior agreements or understandings (whether written or oral) relating thereto.

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IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed by their respective duly authorized representatives to be effective as of the date first written above.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.		TIVO INC.

By:	/s/ Jeff Shell	By:	/s/ Michael Ramsay

Printed Name:	Jeff Shell	Printed Name:	Michael Ramsay

Title:	CEO	Title:	Chairman and CEO

Date:	6/6/03	Date:	6/6/03

FOR THE AVOIDANCE OF DOUBT, each PARTY certifies that the provisions of Section 6.8 are reasonable under the circumstances existing as of the EFFECTIVE DATE by signing below:

GEMSTAR:	/s/ Jeff Shell	TIVO:	/s/ Michael Ramsay